UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VISA VISA INC. P.O. BOX 193243 SAN FRANCISCO, CA 94119-3243 Your Vote Counts! VISA INC. 2024 Annual Meeting Vote by January 22, 2024 11:59 PM ET V25755-P00773 You invested in VISA INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on January 23, 2024. Get informed before you vote View the Notice and Proxy Statement and our Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 9, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. PV For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* January 23, 2024 8:30 AM PT Virtually at: www.virtualshareholdermeeting.com/V2024 *Please check the meeting materials for any special requirements for meeting attendance. V1.2

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. To elect the Eleven director nominees named in the proxy statement. Nominees: 1a. Lloyd A. Carney For 1b. Kermit R. Crawford For 1c. Francisco Javier Fernández-Carbajal For 1d. Ramon Laguarta For 1e. Teri L. List For 1f. John F. Lundgren For 1g. Ryan McInerney For 1h. Denise M. Morrison For 1i. Pamela Murphy For 1j. Linda J. Rendle For 1k. Maynard G. Webb, Jr. For 2. To approve, on an advisory basis, the compensation paid to our named executive officers. For 3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2024. For 4. To approve and adopt the Class B Exchange Offer Certificate Amendments. For 5. To approve one or more adjournments of the Annual Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of Proposal 4 if there are insufficient votes at the time of the Annual Meeting to approve such proposal. For 6. To vote on a stockholder proposal requesting that the Board adopt a policy to seek shareholder ratification of certain termination pay arrangements. Against To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V25756-P00773